Exhibit 99.1

Media Contact:
Sean Reid
Cognos, 613-738-1440
Sean.reid@cognos.com

Kristen Orfanos
LP&P, 781-782-5852
Kristen_Orfanos@llp.com

Investor Relations:
John Lawlor
613-738-3503
john.lawlor@cognos.com

Cognos® Provides Status Update

Ottawa, Ontario and Burlington, Massachusetts, July 10, 2006 — Cognos (Nasdaq: COGN; TSX: CSN) today provides the following update in accordance with Ontario Securities Commission (“OSC”) guidelines pursuant to which a management and insider cease trade order was issued by the OSC.

Cognos continues to work with the Staff of the Division of Corporation Finance of the Securities and Exchange Commission (“SEC”) to conclude its ongoing review by the SEC. As Cognos previously announced, its delay in filing its U.S. and Canadian annual filings and in releasing first quarter results is based on this ongoing review which may impact the manner in which Cognos allocates revenue. For the same reason, Cognos today announced that it has delayed filing its Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2006 (“Form 10-Q”) which is due today, July 10, 2006.

As a result of this delay in filing its Form 10-Q, Cognos today received a NASDAQ Staff Determination letter dated July 10, 2006 to the effect that Cognos is non-compliant with the requirement to file all reports required to be filed with the SEC, as set forth in NASDAQ Marketplace Rule 4310(c)(14). This letter is in addition to a similar letter from NASDAQ relating to Cognos’ delay in filing its Annual Report on Form 10-K for the fiscal year ended February 28, 2006 (“Form 10-K”). Cognos executives appeared before the NASDAQ Listing Qualifications Panel (“Panel”) on June 29, 2006 and requested an extension to the filing requirement for its Form 10-K. The Panel will also consider Cognos’ hearing request as a request for an extension to file its Form 10-Q.

Cognos is unable to provide an assurance as to the outcome of the SEC review or the NASDAQ hearing. As contemplated by OSC guidelines, Cognos will continue to provide bi-weekly updates by means of a press release until such time as it is current with its filing obligations under Canadian securities laws. Cognos will provide the next update on or about July 24, 2006.

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Safe Harbor for Forward-Looking Statements:

Certain statements made in this Press Release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 138.4(9) of the Ontario Securities Act. Such forward-looking statements relate to, among other things, Cognos’ continuing efforts to conclude the SEC review; the potential outcome of that review; NASDAQ’s consideration of Cognos’ hearing request with respect to an extension for the Form 10-Q; and Cognos’ expectations regarding future updates. These forward-looking statements are neither promises nor guarantees, but involve risks, factors and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: the outcome of the SEC Staff review and discussions and any potential SEC inquiry; the impact of the implementation of changes in the application of accounting pronouncements and interpretations; the outcome of Cognos’ hearing before the NASDAQ Listing Qualifications Panel; NASDAQ’s determination whether to grant an extension for the Form 10-Q; the status of and any actions in connection with the management and insider cease trade order; rules and pronouncements of foreign jurisdictions and their interpretation by foreign courts, tribunals, regulatory and similar bodies; and the risk factors and other disclosures discussed in Cognos’ most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Forms 12b-25, filed with the SEC and the Canadian Securities Administrators (“CSA”), as well as other periodic reports filed with the SEC and the CSA. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, Cognos disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

About Cognos:

Cognos, the world leader in business intelligence and performance management solutions, provides world-class enterprise planning and BI software and services to help companies plan, understand and manage financial and operational performance.

Cognos brings together technology, analytical applications, best practices, and a broad network of partners to give customers a complete performance system. The Cognos performance system is an open and adaptive solution that leverages an organization’s ERP, packaged applications, and database investments. It gives customers the ability to answer the questions – How are we doing? Why are we on or off track? What should we do about it? – and enables them to understand and monitor current performance while planning future business strategies.

Cognos serves more than 23,000 customers in more than 135 countries, and its top 100 enterprise customers consistently outperform market indexes. Cognos performance management solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

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Cognos and the Cognos logo are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Note to Editors: Copies of previous Cognos press releases and Corporate and product information are available on the Cognos Web site at www.cognos.com, and at PR Newswire’s site at www.prnewswire.com.

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